Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 99 Gresham Street London EC2V 7NG	020 7418 1300 tel 020 7418 1400 fax

March 31, 2015

The Royal Bank of Scotland Group plc The Royal Bank of Scotland plc RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom

Ladies and Gentlemen:

We are acting as special United States counsel to The Royal Bank of Scotland Group plc (the “Group” and the “Guarantor”), a public limited company organized under the laws of Scotland, and The Royal Bank of Scotland plc (the “Bank”), a public limited company organized under the laws of Scotland, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the United States Securities and Exchange Commission by the Group and the Bank for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Act”), an indeterminate amount of the following securities: (i) capital securities to be issued by the Group (the “Group Capital Securities”) pursuant to an indenture (the “Group Capital Securities Indenture”) to be executed by the Group and The Bank of New York Mellon, as Trustee; (ii) subordinated debt securities to be issued by the Group (the “Group Subordinated Debt Securities”) pursuant to an indenture (the “Group Subordinated Debt Securities Indenture”) dated as of December 4, 2012 between the Group and The Bank of New York Mellon, as Trustee; (iii) senior debt securities to be issued by the Group (the “Group Senior Debt Securities”) pursuant to an amended and restated indenture dated as of September 13, 2011 (the “Group Senior Debt Securities Indenture”) between the Group and The Bank of New York Mellon, as Trustee; (iv) contingent convertible securities to be issued by the Group (the “Group Contingent Convertible Securities” and, together with the Group Capital Securities, the Group Subordinated Debt Securities and the Group Senior Debt Securities, the “Group Securities”) pursuant to an indenture to be executed by the Group and The Bank of New York Mellon, as trustee (the “Group Contingent Convertible Securities Indenture” and, together with the Group Capital Securities Indenture, the Group Subordinated Debt Securities Indenture and the Group Senior Debt Securities Indenture, the “Group Indentures”); (v) senior debt securities to be issued by the Bank (the “Bank Senior Debt Securities”) and guaranteed by the Guarantor (the “Bank Senior Debt Securities Guarantee”), pursuant to an amended and restated indenture dated as of August 13, 2010 (the “Bank Senior Debt Securities Indenture”) between the Bank and The Bank of New York Mellon, as Trustee; (vi) subordinated debt securities to be issued by the Bank (the “Bank Subordinated Debt Securities” and, together with the Bank Senior Debt

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York,
USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.
Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.

The Royal Bank of Scotland Group plc The Royal Bank of Scotland plc	2	March 31, 2015

Securities, the “Bank Debt Securities”) and guaranteed by the Guarantor (the “Bank Subordinated Debt Securities Guarantee” and, together with the Bank Senior Debt Securities Guarantee, the “Guarantees”), pursuant to an indenture (the “Bank Subordinated Debt Securities Indenture” and, together with the Bank Senior Debt Securities Indenture, the “Bank Indentures”) to be executed by the Bank and The Bank of New York Mellon, as Trustee; (vii) dollar preference shares to be issued by the Group; and (viii) ordinary shares to be issued by the Group.

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Group and the Bank that we reviewed were and are accurate and (vii) all representations made by the Group and the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

(1)
Assuming that any applicable Group Indenture and any supplemental indenture that has been or will be entered into in connection with the issuance of any Group Securities has been duly authorized, executed and delivered by the Group insofar as Scottish law is concerned, the specific terms of a particular series of the Group Securities have been duly authorized and established in accordance with the applicable Group Indenture, and such Group Securities have been duly authorized, executed, authenticated, issued and delivered by the Group insofar as Scottish law is concerned, the Group Securities, when the Group Securities are authenticated in accordance with the terms of the applicable Group Indenture and the Group Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will constitute valid and binding obligations of the Group entitled to the benefits of the applicable Group Indenture, enforceable against the Group in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability;

(2)
Assuming that any applicable Bank Indenture and any supplemental indenture that has been or will be entered into in connection with the issuance of any Bank Debt Securities has been duly authorized, executed and delivered by the Bank insofar as Scottish law is concerned, the specific terms of a particular series of the Bank Debt Securities have been duly authorized and established in accordance with the applicable Bank Indenture, and such Bank Debt Securities have been duly authorized, executed and delivered by the Bank insofar as Scottish law is concerned, the Bank Debt Securities, when the Bank Debt Securities are authenticated in accordance with the terms of the applicable Bank Indenture and the Bank Debt Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will constitute valid and binding obligations of the Bank entitled to the benefits of the applicable Bank Indenture, enforceable against the Bank in accordance with their terms, subject to applicable

The Royal Bank of Scotland Group plc The Royal Bank of Scotland plc	3	March 31, 2015

bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability; and

(3)
When the Guarantees have been duly authorized, executed and delivered by the Guarantor insofar as Scottish law is concerned, and when the Bank Debt Securities to which the Guarantees relate have been duly authorized, executed, authenticated, issued and delivered insofar as Scottish law is concerned and established in accordance with the terms of the applicable Bank Indenture, and are delivered and paid for in accordance with the terms of the applicable underwriting agreement, such Guarantees will constitute valid and binding obligations of the Guarantor entitled to the benefits of the applicable Bank Indenture, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any such Group Securities, Bank Debt Securities or Guarantees, as the case may be, (i) the Board of Directors of the Group or the Bank, as the case may be, shall have duly established the terms of such Group Securities, Bank Debt Securities or Guarantees, as the case may be, and duly authorized the issuance and sale of such Group Securities, Bank Debt Securities or Guarantees, as the case may be, and such authorization shall not have been modified or rescinded; (ii) the Group and the Bank are, and shall remain, validly existing as a company under the laws of Scotland; (iii) the Trustee is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Group Indentures, Bank Indentures, Group Securities, Bank Debt Securities and Guarantees, as the case may be, are each valid, binding and enforceable agreements of each party thereto; (vi) the Group Indentures and Bank Indentures, as the case may be, have been duly authorized, executed and delivered by the Trustee; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of such Group Indenture, Bank Indenture, Group Securities, Bank Debt Securities or Guarantees, as the case may be. We have also assumed that the execution, delivery and performance by the Group and the Bank, as the case may be, of any such Group Securities, Bank Debt Securities or Guarantees, as the case may be, and the execution, delivery and peformance by the Trustee of the Group Indenture or Bank Indenture, as the case may be, whose terms are established subsequent to the date hereof (a) are within the corporate powers of the Group and the Bank, as the case may be, and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Group, the Bank, or the Trustee, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Group, the Bank or the Trustee.

We express no opinion as to (i) provisions in the Group Indenture and Bank Indenture, as the case may be, that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (ii) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Group Securities, Bank Debt Securities or Guarantees, as the case may be, or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that

The Royal Bank of Scotland Group plc The Royal Bank of Scotland plc	4	March 31, 2015

such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Scotland, we have relied, without independent inquiry or investigation, on the opinion of CMS Cameron McKenna LLP, Scottish legal counsel to the Group and the Bank, dated as of March 31, 2015, to be filed as an exhibit to the Registration Statement concurrently with this opinion. Our opinion is, insofar as Scottish law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP